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                                                                    Exhibit 10.7

                            MASTER OFFSET AGREEMENT

       This Master Offset Agreement (this "Agreement") is entered into and shall be effective as of January 31, 2001 among IP PETROLEUM COMPANY, INC., a Delaware corporation, and SOUTHLAND ENERGY COMPANY, a Texas corporation (collectively, the "Limited Partners"), THE BRANIGAR ORGANIZATION, INC., an Illinois corporation, and PURE PARTNERS, L.P. ("Pure Partners"), a Delaware limited partnership.

       Reference is made to the Amended and Restated Agreement of Limited Partnership of Pure Partners, dated January 31, 2001, between the Limited Partners, International Paper Realty Corporation, Transtates Properties Incorporated, PK I, L.P., PK II, L.P., PK III, L.P., PK IV, L.P., all as limited partners, and Pure Resources I, Inc., as general partner (the "LP Agreement") and the other Operative Documents. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the LP Agreement.

       In consideration of the mutual promises, covenants and agreements set forth in the LP Agreement, the parties hereto hereby agree as follows:

   1. Distributions for Claims. In connection with any Redemption of the Limited Partners' Partnership Interests by Pure Partners, a Liquidation of Pure Partners or the maturity of other amounts due and payable from Pure Partners under the LP Agreement with respect to such Redemption or Liquidation (any such amount due from Pure Partners to a Limited Partner under the LP Agreement being sometimes hereinafter referred to as "Limited Partner Receivables"), Pure Partners shall have the legally enforceable right to require the Limited Partner holding such Limited Partner Receivables to relinquish its claim against Pure Partners with respect to such Limited Partner Receivables by (i) distributing or transferring to such Limited Partner all or a portion of the BOI Note (or any obligation arising therefrom) or its right to other amounts due from the Limited Partner (such BOI Note and other amounts due from the Limited Partner to Pure Partners being sometimes hereinafter referred to as "Limited Partner Payables"), and (ii) to the extent required by the LP Agreement, tendering a payment to such Limited Partner equal to the amount by which the contractual balance due on such Limited Partner Receivables exceeds the contractual balance due on such Limited Partner Payables.

   2. Rights of Holders of Limited Partner Receivables. Upon the maturity of any Limited Partner Payables, a Limited Partner holding Limited Partner Receivables shall have the legally enforceable right to require Pure Partners to relinquish its claim with respect to any such Limited Partner Payables by requiring or causing (i) satisfaction by offset of its Limited Partner Receivables against such Limited Partner Payables to the extent that the contractual balance due on such Limited Partner Payables does not exceed the contractual balance due on such Limited Partner Receivables, and (ii) the obligor under such Limited Partner Payables to tender to Pure Partners a payment equal to the amount by which the contractual balance due on such Limited Partner Payables exceeds the contractual balance due on such Limited Partner Receivables. In the event that the amounts due from Pure

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       Partners on the Limited Partner Receivables satisfied in accordance herewith exceed amounts due to Pure Partners on the Limited Partner Payables distributed or transferred in accordance herewith, Pure Partners shall be required, to the extent required by the LP Agreement, to make a payment to the Limited Partner in the amount of such difference.

   3. Valuation of Limited Partner Receivables and Limited Partner Payables. For purposes hereof, the contractual balance due on any Limited Partner Payables or Limited Partner Receivables shall be determined based on the governing documents and shall equal the value thereof at any time the contractual balance must be determined prior to the maturity of any such Limited Partner Payable or Limited Partner Receivable. Specifically, (i) the contractual balance due at any time on the Class A Limited Partnership Interests shall equal its Capital Account balance as adjusted from time to time in accordance with the terms of the LP Agreement, and
       (ii) the contractual balance due on the BOI Note shall equal the Carrying Value thereof as determined in accordance with the LP Agreement.

   4. Governing Law. The laws of the State of New York shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

   5. Severability. Every provision of this Agreement is intended to be serverable, and, if any terms or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would cause any party hereto to lose the benefit of its economic bargain.

    6. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns (including, without limitation, assignees of the Limited Partners).

    7. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all the other parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

    8. Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and
        (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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     IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed by their duly authorized officers and representatives on the date first above written.



                                   IP PETROLEUM COMPANY, INC.


                                   By: /s/ JAMES R. MONTAGUE
                                       --------------------------------
                                   Name: James R. Montague
                                   Title: Agent and Attorney-in-Fact

                                   SOUTHLAND ENERGY COMPANY


                                   By: /s/ JAMES R. MONTAGUE
                                       --------------------------------
                                   Name: James R. Montague
                                   Title: Agent and Attorney-in-Fact


                                   THE BRANIGAR ORGANIZATION, INC.

                                   By: /s/ JAMES R. MONTAGUE
                                       --------------------------------
                                   Name: James R. Montague
                                   Title: Agent and Attorney-in-Fact


                                   PURE PARTNERS, L.P.

                                   By: /s/ JACK HIGHTOWER
                                       --------------------------------
                                   Name: Jack Hightower
                                   Title: President

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